                                  Exhibit 10.61

                       SEVENTH AMENDMENT TO LOAN DOCUMENTS
                       -----------------------------------


         This SEVENTH AMENDMENT TO LOAN DOCUMENTS ("Amendment") dated April 30, 2002, is made by and among TB WOOD'S INCORPORATED, individually and as Agent under the Borrower Agency Agreement (the "Borrower Agent") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks under the Credit Agreement referred to herein (the "Agent") and PNC BANK, NATIONAL ASSOCIATION, FLEET BANK (as successor to Summit Bank), WACHOVIA BANK, (as successor to First Union National Bank) and NATIONAL CITY BANK OF PENNSYLVANIA as the Banks.

         Reference is made to the Revolving Credit Agreement dated October 10, 1996, by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, Inc., a Tennessee corporation, TB Wood's Mexico, S.A. de C.V., Mexico City, Mexico, a Mexican corporation (f/k/a Group Blaju, S.A., de C.V.) and TB Wood's Canada, Ltd., an Ontario corporation (such corporations being the "Borrowers"), PNC Bank, National Association, as Agent and the Banks party thereto as amended on April 7, 1997, January 20, 1998, April 24, 1998, July 21, 1999, November 8, 1999 and February 25, 2002 (with an effective date of December 28, 2001) (as so amended, the "Agreement") pursuant to which the Banks extended to the Borrowers a $40,000,000 revolving line of credit, which amount has heretofore been increased to $52,500,000 pursuant to amendment. The obligations under the Agreement and the Loan Documents are evidenced by the Borrowers' Notes payable to the Banks. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

         In connection with the issuance of Statement of Financial Accounting Standard No. 142, the parties hereto wish to amend Section 8.2.21 [Minimum Net Worth] of the Agreement to recognize a goodwill impairment charge for the quarter ending March 29, 2002 and thereafter. Accordingly, the Borrowers, the Banks and the Agent have agreed that the Agreement be amended as provided herein to provide therefor.

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Amendment to Agreement.

         (a) Effective as of March 29, 2002, Section 8.2.21 [Minimum Net Worth] of the Agreement is hereby amended by adding at the end thereof the following text:

                           For purposes of calculating consolidated net worth for any period ending on March 29, 2002 or thereafter under this Section 8.2.21, the Company may add to consolidated net worth (calculated according to GAAP) an amount, up to Two Million Eight Hundred Forty-six Thousand Dollars ($2,846,000), equal to the charge for impairment of capital imposed under Statement of Financial Accounting Standard No. 142).

     2. Miscellaneous.

         (a) All of the terms, conditions, provisions and covenants in the Notes, the Agreement, the Loan Documents, and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment. The Borrower hereby represents and warrants to the Bank as of the date of this Amendment that, after giving effect to this Amendment, there exists no Event of Default or Potential Default under any of the Loan Documents and that after giving effect to this Amendment, the representations and warranties in Section 6 of the Agreement are true and correct in all respects on and as of the date hereof.

         (b) The Borrowers agree to pay all of the Agent's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Agent's counsel.

         (c) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         (d) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Banks and the Agent and their respective successors and assigns.

         (e) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument. This Amendment supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein or therein, including any prior proposal or commitment letters.

         (f) The execution and delivery of this waiver shall not be construed to establish a course of conduct or imply that any other, future or further waivers, consents or forbearance shall be considered, provided or agreed to.

         (g) The Borrowers represent and warrant that there exists no Event of Default or Potential Default.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                TB WOOD'S INCORPORATED, individually
                                and on behalf of all Borrowers as Borrower Agent


                                By: /s/ THOMAS F. TATARCZUCH
                                   ------------------------------
                                Title: Vice President-Finance


               ADDITIONAL SIGNATURES APPEAR ON THE FOLLOWING PAGE


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



                                 PNC BANK, NATIONAL ASSOCIATION,
                                 individually and as Agent


                                 /s/ THOMAS C. DILWORTH
                                 ---------------------------------------------
                                 Thomas C. Dilworth
                                 Vice President


                                 NATIONAL CITY BANK OF PENNSYLVANIA


                                 /s/ W. CHRISTOPHER KOHLER
                                 ---------------------------------------------
                                 W. Christopher Kohler
                                 Vice President


                                 FLEET BANK, successor to Summit Bank


                                 /s/ PATRICK R. LAPHEN
                                 ---------------------------------------------
                                 Patrick R. Laphen
                                 Assistant Vice President


                                 WACHOVIA BANK, successor to First Union
                                 National Bank


                                 /s/ WILLARD H. SCHNADER
                                 ---------------------------------------------
                                 Willard H. Schnader
                                 Vice President


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